UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2010

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Election of New Director.

At its meeting on July 21, 2010, the Board of Directors of Corn Products International, Inc. (the “Company”) elected Wayne M. Hewett to be a director of the Company, effective September 14, 2010.  The Board also appointed Mr. Hewett to the Audit Committee of the Board of Directors, effective September 14, 2010.

There are no arrangements or understandings between Mr. Hewett and any other persons pursuant to which Mr. Hewett was selected as a director.

Mr. Hewett, 45, has served as President and Chief Executive Officer of Arysta Life Science Corporation, the world’s largest privately held crop protection and life science company, since January 2010.  Mr. Hewett joined Arysta LifeScience in October 2009 as Chief Operating Officer.  He served as a senior consultant to GenNx360, a private equity firm focused on sponsoring buyouts of middle market companies from February 2009 to August 2009.  Mr. Hewett served as Vice President, Supply Chain and Operations of General Electric Company (“GE”), a diversified technology, media and financial services company, from October 2007 to December 2008.  He served as President and Chief Executive Officer of Momentive Performance Materials, Inc., a global leader in silicones and advanced materials, from December 2006 to June 2007.  From 2005 to December 2006 Mr. Hewett served as President and Chief Executive Officer of GE Advanced Materials, a global leader in providing a range of high-technology materials solutions that was renamed Momentive Performance Materials, Inc. after it was acquired by Apollo Management, a private equity firm.  Prior thereto Mr. Hewett’s career includes more than 15 years with various international divisions of GE, including roles as the President, GE Plastics Pacific.  Mr. Hewett also served as a member of GE’s Corporate Executive Counsel.  Mr. Hewett, who has lived in Japan and in China, was also a member of GE’s Corporate Executive Council. He holds a bachelor’s degree and a master’s degree in industrial engineering from Stanford University.

Mr. Hewett will receive compensation consistent with that provided to all non-employee directors, as described in the discussion under the heading Director Compensation on page 19 of the Company’s Proxy Statement dated April 9, 2010. The Company will enter into a standard indemnification agreement with Mr. Hewett.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant and in which Mr. Hewett or any member of his immediate family had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: July 27, 2010	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer